Exhibit 2.4
EXECUTION VERSION
THIRD AMENDMENT TO CONTRIBUTION AND EXCHANGE AGREEMENT
This Third Amendment to the Contribution and Exchange Agreement (this “Amendment”), is entered into and effective as of May 3, 2017, by and among Special Diversified Opportunities Inc., a Delaware corporation (the “Company”), Standard General Master Fund L.P., a Cayman Islands limited partnership (“SG Master Fund”), P Standard General Ltd., a British Virgin Islands company (“PSG”) and Standard General Focus Fund L.P., a Delaware limited partnership (“SG Focus Fund” and, together with SG Master Fund and PSG, the “SG Parties” and each, a “SG Party”), for purposes of amending the Contribution and Exchange Agreement, dated as of November 25, 2016, by and among the SG Parties and the Company (the “Agreement”), as amended by the First Amendment to the Contribution and Exchange Agreement, dated as of January 24, 2017 and the Second Amendment to the Contribution and Exchange Agreement, dated as of April 5, 2017. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement. For the purposes of the amendments set forth herein, double underlining indicates new language and ~~strikethrough~~ indicates deleted language.
WHEREAS, pursuant to Section 7.12 of the Agreement, the parties may amend the provisions of the Agreement by the mutual written agreement of the Company (following recommendation of the Special Committee) and the SG Parties;
WHEREAS, the Board of Directors, acting upon the unanimous recommendation of the Special Committee, has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Agreement as set forth in this Amendment; and
WHEREAS, the SG Parties and the Company desire to amend the Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements set forth herein, the Company and the SG Parties hereby agree as follows:
1.   Amendments to Agreement.
1.1.   Amendment of Exhibit B (Interim Amended Charter). The definition of  “Bollore Competitor” set forth in Paragraph 1D of Article XI of Exhibit B (Interim Amended Charter) attached to the Agreement is hereby amended as follows:
“Bollore Competitor” shall mean any person that directly or indirectly manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets, filter tubes, injector machines or filter tips in the Territory, provided that for the purposes of this Article XI and for the avoidance of doubt, neither Turning Point Brands, Inc. nor any subsidiary thereof shall be a Bollore Competitor.
1.2.   Amendment of Exhibit C (Final Amended Charter). The definition of  “Bollore Competitor” set forth in Paragraph 1D of Article X of Exhibit C (Final Amended Charter) attached to the Agreement is hereby amended as follows:
“Bollore Competitor” shall mean any person that directly or indirectly manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets, filter tubes, injector machines or filter tips in the Territory, provided that for the purposes of this Article X and for the avoidance of doubt, neither Turning Point Brands, Inc. nor any subsidiary thereof shall be a Bollore Competitor.
1.3.   Amended Exhibits. The forms of the Interim Amended Charter and the Final Amended Charter, as amended by the foregoing amendments, are attached to this Amendment as Exhibit B and Exhibit C, respectively.

2.   No Other Amendments; Full Force and Effect. Except as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms and be unaffected hereby. This Amendment shall constitute a part of the Agreement.
3.   Construction. The Agreement, as referenced in any other document that the parties have executed and/or delivered in connection therewith, whether executed and/or delivered prior to or contemporaneously with this Amendment, shall mean the Agreement as amended by this Amendment.
4.   Miscellaneous. Sections. 7.2 (Notices), 7.4 (Interpretation), 7.5 (Counterparts), 7.6 (Entire Agreement; Third Party Beneficiaries), 7.7 (Governing Law), 7.8 (Assignment), 7.9 (Consent to Jurisdiction), 7.11 (Severability), 7.12 (Waiver and Amendment; Remedies Cumulative), 7.13 (Waiver of Jury Trial) and 7.14 (Specific Performance) are hereby incorporated, mutatis mutandis, by reference as if such sections were set forth in full herein.
[Signature Page Follows]
2

IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.
SPECIAL DIVERSIFIED OPPORTUNITIES INC.
By:	/s/ Kevin J. Bratton
	Name:	Kevin J. Bratton
	Title:	CFO
STANDARD GENERAL MASTER FUND L.P.
By:	Standard General L.P., its investment manager
By:	/s/ Soohyung Kim
	Name:	Soohyung Kim
	Title:	Chief Executive Officer
P STANDARD GENERAL LTD.
By:	Standard General L.P., its investment manager
By:	/s/ Soohyung Kim
	Name:	Soohyung Kim
	Title:	Chief Executive Officer
STANDARD GENERAL FOCUS FUND
By:	Standard General L.P., its investment manager
By:	/s/ Soohyung Kim
	Name:	Soohyung Kim
	Title:	Chief Executive Officer
[Signature Page to Third Amendment to Contribution and Exchange Agreement]
3

Exhibit B
FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
STANDARD DIVERSIFIED OPPORTUNITIES INC.
ARTICLE I.
NAME
The name of the Corporation is Standard Diversified Opportunities Inc.
ARTICLE II.
REGISTERED OFFICE
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.
ARTICLE III.
PURPOSES
The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE IV.
CAPITAL STOCK
The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 830,000,000 shares, divided into classes as follows:
500,000,000 shares shall be shares of Preferred Stock, with a par value of  $.01 per share (the “Preferred Stock”);
300,000,000 shares shall be shares of Class A Common Stock, with a par value of  $.01 per share (the “Class A Common Stock”); and
30,000,000 shares shall be shares of Class B Common Stock, with a par value of  $.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”).
Immediately upon the effectiveness of the filing of this Fifth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware (the “Effective Time”), every twenty five (25) shares of the Corporation’s common stock, par value $0.01 per share, issued and outstanding or held as treasury stock immediately prior to the Effective Time (the “Old Common Stock”), shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one (1) fully paid and nonassessable share of Class A Common Stock (the “Reclassification”). Notwithstanding the foregoing, no fractional shares of Class A Common Stock shall be issued as a result of the Reclassification. If the Reclassification would otherwise result in the issuance of any fractional share, the Corporation shall issue one whole share of Class A Common Stock in lieu of such fractional share. Each stock certificate that immediately prior to the Effective Time represented shares of the Old Common Stock shall, from and after the Effective Time, be deemed to represent the shares of Class A Common Stock into which such shares shall have been reclassified upon the Effective Time, subject to the elimination of fractional share interests as described above, without the need for surrender or exchange thereof.
The following is a statement of the designations and the rights, powers and privileges, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.
PART A. PREFERRED STOCK1
1. DESIGNATION AND RIGHTS.   Subject to the provisions of this Article IV and any limitations prescribed by law, the Board of Directors of the Corporation (the “Board of Directors”) is hereby empowered: (a) by resolution or resolutions, to cause the Corporation to issue from time to time, in one or more series, up to 500,000,000 shares of Preferred Stock, and (b) by filing a certificate of designation pursuant to the applicable law of the state of Delaware (“Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers), preferences, terms, conditions, privileges and other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof.
2. VOTE TO INCREASE OR DECREASE AUTHORIZED SHARES.   The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, and without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless any such vote is required pursuant to the terms of any Certificate of Designation.
PART B. COMMON STOCK
1. DESIGNATION AND AMOUNT.   The designation of this class of capital stock shall be “Class A Common Stock,” par value $.01 per share, and “Class B Common Stock,” par value $.01 per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law. Notwithstanding the foregoing, except as otherwise provided in Article IV, Part B, Section 5, the Corporation shall not issue additional shares of Class B Common Stock (or securities (including options, warrants, or other rights) convertible into, or exercisable or exchangeable for shares of Class B Common Stock) after the Dividend Date.
2. EQUAL STATUS.   Except as expressly set forth in this Restated Certificate or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.
3. VOTING RIGHTS.   Except as otherwise provided in this Restated Certificate or required by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the written consent of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the By-laws of the Corporation and (c) be entitled to vote upon such matters and in such manner as may be provided in this Restated Certificate or required by applicable law. Except as otherwise expressly provided in this Restated Certificate or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder.

1 Note to Draft: Certificate of Elimination for Series A Preferred to be filed prior to the Effective Time.

4. DIVIDEND RIGHTS.   Dividends may be declared by the Board of Directors and paid on the Common Stock from funds legally available therefor as and when determined by the Board of Directors in its sole discretion, subject to the requirements of applicable law and the provisions of this Restated Certificate. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any such dividends; provided, however, that in the event a dividend is paid in the form of shares of Common Stock, or securities (including options, warrants, or other rights) convertible into, or exercisable or exchangeable for Common Stock, then such dividend shall be paid only in shares of Class A Common Stock (or securities (including options, warrants, or other rights) convertible into, or exercisable or exchangeable for shares of Class A Common Stock), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock (or securities (including options, warrants or other rights) convertible into, or exercisable or exchangeable for an identical number of shares of Class A Common Stock). Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
5. SUBDIVISIONS, COMBINATIONS OR RECLASSIFICATIONS.   Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class of Common Stock are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
6. LIQUIDATION, DISSOLUTION OR WINDING UP.   Subject to the preferential or other rights, if any, of the holders of any Preferred Stock, in the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets or funds of the Corporation available for distribution to its stockholders, irrespective of class, unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
7. MERGER OR CONSOLIDATION.   In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the consolidation or merger of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if  (i) the only difference in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share Class B Common Stock have ten times the voting power of any securities distributed to the holder of a share of Class A Common Stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

8. CONVERSION OF CLASS B COMMON STOCK.
8A. VOLUNTARY CONVERSION.   Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to voluntarily convert any shares of such Class B Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed (or in the case of lost, stolen, or destroyed certificate(s), shall notify the Corporation that the certificate(s) have been lost, stolen, or destroyed), at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office, that the stockholder elects to convert the same and shall state therein the name(s) (i) in which the certificate(s) representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued or (ii) in which such shares are to be registered in book entry if such shares are uncertificated. The Corporation shall, as soon as practicable thereafter, (x) issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled, provided, however, that the Corporation shall not be obligated to issue certificate(s) evidencing the shares of Class A Common Stock issuable upon such voluntary conversion unless the certificate(s) evidencing such shares of Class B Common Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificate(s) have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such lost, stolen or destroyed certificate(s), or (y) if such shares are uncertificated, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the written notice of such holder’s election to convert required by this Section 8A, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such time. Each share of Class B Common Stock that is converted pursuant to this Part B, Section 8A of Article IV shall be retired by the Corporation and shall not be available for reissuance.
8B. AUTOMATIC CONVERSION.   From and after the Effective Time, (i) each share of Class B Common Stock shall automatically, without further action by the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined in Part C of this Article IV), other than a Permitted Transfer (as defined in Part C of this Article IV), of such share of Class B Common Stock (any such Transfer, a “Transfer Conversion Event”) and (ii) all (and not less than all) shares of Class B Common Stock shall automatically, without further action by any holder thereof, convert into an identical number of fully paid and nonassessable shares of Class A Common Stock at such date and time, or the occurrence of an event, specified by the affirmative vote or written consent of the holders of two-thirds of the then-outstanding shares Class B Common Stock, voting as a separate class (the occurrence of a Transfer Conversion Event or an event described in clause (ii) of this Part B, Section 8B, a “Conversion Event”). Each outstanding stock certificate that, immediately prior to a Conversion Event, represented one or more shares of Class B Common Stock subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of a Conversion Event, and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock or, in the case of lost, stolen, or destroyed certificate(s) (where the Corporation has been notified that that such certificate(s) have been lost, stolen, or destroyed), after execution of an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such lost, stolen or destroyed certificate(s), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book entry form. If the Corporation has reason to believe that a Transfer Conversion Event with respect to any shares of Class B Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the applicable holder furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a Transfer Conversion Event has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the corporation (in the manner provided in the request) to enable the Corporation to determine that no such Transfer Conversion Event has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation. If the Secretary of the Corporation or the Board of Directors, or a duly authorized committee thereof, determines that any shares of Class B Common Stock have been subject to an inadvertent Transfer that would constitute a Transfer Conversion Event, or any other event shall have occurred, or any state of facts arisen or come into existence, that would inadvertently cause a Transfer Conversion Event, and the holder thereof shall have cured or shall promptly cure such inadvertent Transfer or the event or state of facts that would inadvertently cause such Transfer Conversion Event, then the Secretary of the Corporation or the Board of Directors, or a duly authorized committee thereof, may determine that such share or shares of Class B Common Stock shall not have been automatically converted into Class A Common Stock pursuant to Section 8B of this Article IV. Subject to the preceding sentence, each share of Class B Common Stock that is converted pursuant to this Part B, Section 8B of Article IV shall thereupon be retired by the Corporation and shall not be available for reissuance.
8C. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Restated Certificate, relating to the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith. In connection with any action of the stockholders taken at a meeting or by written consent, the Corporation shall presume that the stock ledger of the Corporation sets forth the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any such written consent and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder, provided that any such presumption shall be rebuttable by a Holder of shares of Common Stock that furnishes affidavits or other evidence sufficient to enable the Corporation to make a contrary determination in accordance with this Restated Certificate. Notwithstanding anything herein to the contrary, any determination by the Secretary of the Corporation relating to the conversion of any share of Class B Common Stock into a share of Class A Common Stock shall be conclusive and binding.
9. RESERVATION OF STOCK.   The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock, and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.
10. PROTECTIVE PROVISION.   The Corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive Parts B or C of this Article IV (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Restated Certificate or the By-laws of the Corporation.

11. ADDITIONAL PROTECTIVE PROVISION.   For a period of eighteen (18) months from the Effective Time, any merger, consolidation, share exchange or similar transaction as a result of which Standard General L.P. and its affiliates, individually or in the aggregate, would own ninety-five percent (95%) or more of the issued and outstanding shares of Common Stock of the Corporation shall require the approval of the holders of a majority of the shares of the Class A Common Stock held by stockholders of the Corporation other than Standard General L.P. and its affiliates. For a period of eighteen (18) months from the Effective Time, the approval of the holders of a majority of the shares of the Class A Common Stock held by the stockholders of the Corporation other than Standard General L.P. and its affiliates shall be required to amend, alter or eliminate this Section 11 of Article IV, Part B.
PART C. DEFINITIONS.
Subject to the definitions set forth Article V, Part C (which shall be applicable for Article V only), for purposes of this Restated Certificate:
1. “1934 Act” shall mean the Securities Exchange Act of 1934.
2. “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the 1934 Act (or any subsequent provisions replacing the 1934 Act or the rules and regulations promulgated thereunder).
3. “Dividend” shall mean the “Dividend” as such term is defined in the Contribution and Exchange Agreement, dated as of November 25, 2016, by and among the Corporation, Standard General Master Fund L.P., P. Standard General Ltd. And Standard General Focus Fund L.P.
4. “Dividend Date” shall mean the date of distribution of the Dividend.
5. “Financial Intermediary” shall mean (i) a clearing agency, clearing corporation or depository or (ii) a person, including a broker, voting trustee, bank, trust company or other nominee, that in the ordinary course of its business maintains securities accounts for other persons and is acting in that capacity.
6. “Holder” shall mean, with respect to a share of capital stock of the Corporation, the registered holder of such share on the stock ledger of the Corporation; provided that if such registered holder (or any account holder of a Financial Intermediary with respect to such share) is a Financial Intermediary, the “Holder” of such share shall be deemed to be the person that is both (i) the account holder at a Financial Intermediary with respect to such share and (ii) not a Financial Intermediary.
7. “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.
8. “Permitted Transfer” shall mean, and be restricted to, any Transfer of any shares of Class B Common Stock by a Qualified Stockholder to one or more Permitted Transferees of such Qualified Stockholder.
9. “Permitted Transferee” shall mean, and be restricted to:
(a) with respect to any Holder that is a corporation, partnership, limited liability company or other entity (a “Corporate Person”), any Affiliate of such Corporate Person.
(b) with respect to any Holder that is a natural person, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of such natural person (such natural person’s “Family Members”), (ii) any transferee under a domestic relations order in settlement of marital property rights, (iii) any trust or Corporate Person that is and remains wholly-owned and controlled, directly or indirectly, by such natural person or such natural person’s Family Members and that is and remains solely for the benefit of such natural person or such natural person’s Family Members and (iv) (A) the guardian or conservator of such natural person if such natural person has been adjudged disabled, incapacitated, incompetent or otherwise unable to manage his or her own affairs, (B) the executor, administrator or personal representative of the estate of such natural person if such natural person is deceased, (C) the trustee or receiver of the estate of such natural person if such natural person is bankrupt or insolvent or (D) any “Permitted Transferee” of such natural person if such natural person is disabled, incapacitated, incompetent, deceased, bankrupt or insolvent; and
(c) with respect to any Holder that is a trust, (i) the beneficiaries of such trust and (ii) the Family Members of the beneficiaries of such trust.
10. A “person” shall mean an any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
11. “Qualified Stockholder” shall mean (a) any Holder of a share of Class B Common Stock as of the Dividend Date and (b) any person that becomes the Holder of any share of Class B Common Stock as a result of a Permitted Transfer.
12. “Transfer” of a share of capital stock of the Corporation by the Holder thereof shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share as a result of which such person is no longer the Holder of such share; provided that the pledge of a share of capital stock of the Corporation by the Holder thereof that creates a mere security interest in such share pursuant to a bona fide loan or indebtedness transaction shall not constitute a “Transfer” by the Holder of such share for so long as such Holder continues to exercise the power to vote or direct the voting of such share by proxy, voting agreement or otherwise; provided, however, that a foreclosure of such share or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time.
ARTICLE V.
CERTAIN BUSINESS COMBINATIONS
PART A. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.
1. REQUIRED VOTE FOR CERTAIN BUSINESS COMBINATIONS.   In addition to any affirmative vote required by law or by this Restated Certificate, and except as otherwise expressly provided in Paragraph 2 of this Article V, Part A:
1A. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of any Interested Stockholder; or
1B. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of  $5,000,000 or more; or
1C. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of  $5,000,000 or more; or
1D. the adoption of any plan or proposal for the liquidation, dissolution or winding up of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or
1E. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require, subject to Paragraph 2 of this Article V, Part A, the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class at a duly constituted meeting of stockholders called expressly for such purpose. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.
2. DEFINITION OF “BUSINESS COMBINATION.”   The term “Business Combination” as used in this Article V shall mean any transaction which is referred to in any one or more of Subparagraphs (1A) through (1E) of this Paragraph 1 of Article V, Part A.
PART B. WHEN HIGHER VOTE IS NOT REQUIRED.
The provisions of Paragraph 1 of this Article V, Part A, shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provision of this Restated Certificate, if all of the conditions specified in either of the following Paragraph 1 or 2 or this Part B are met:
1. APPROVAL BY CONTINUING DIRECTORS.   The Business Combination shall have been approved by the affirmative vote of a majority of the Continuing Directors (as herein defined) then in office.
2. PRICE AND PROCEDURE REQUIREMENTS.   All of the following conditions shall have been met:
2A. The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:
(1) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of common stock acquired by it (1) within the two year period immediately prior to and including the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and
(2) the Fair Market Value per share of common stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article V as the “Determination Date”), whichever is higher.
2B. The aggregate amount of the cash and the Fair Market Value, as of the date of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this Subparagraph 2B shall be required to be met with respect to every other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):
(1) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to and including the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;
(2) (if applicable) the highest preferential amount per share which the holders of shares of such class of Voting Stock are entitled to receive from the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and
(3) the Fair Market Value per share of such class of voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

2C. The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by such Interested Stockholder.
2D. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) there shall have been (1) no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of preferred stock, except as approved by the affirmative vote of a majority of the Continuing Directors; (2) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by the affirmative vote of a majority of the Continuing Directors; and (3) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; and (b) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.
2E. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise, unless such transaction shall have been approved or ratified by the affirmative vote of a majority of the Continuing Directors after such person shall have become an Interested Stockholder.
2F. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and regulations) shall be mailed to public stockholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations or subsequent provisions thereof).
PART C. CERTAIN DEFINITIONS.
For the purposes of this Article V only:
1. A “person” shall mean an individual, a Group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization, or any other association or entity.
2. “Interested Stockholder” shall mean any person who or which:
2A. is the beneficial owner, directly or indirectly, of 15% or more of the voting power of the then outstanding shares of Voting Stock; or
2B. is an Affiliate of the Corporation and at any time within the two year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of 15% or more of the voting power of the then outstanding shares of Voting Stock; or
2C. is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two year period immediately prior to and including the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 (or any subsequent provisions replacing such Act or the rules and regulations promulgated thereunder) and such assignment or succession was not approved by a majority of the Continuing Directors;

provided, however, that the term “Interested Stockholder” shall not include (a) the Corporation; (b) any Subsidiary of the Corporation; (c) any person, directly or indirectly, owning of record or beneficially 100% of the issued and outstanding capital stock of the Corporation (other than directors’ qualifying shares, if any); (d) any employee benefit plan or compensation arrangement of the Corporation or any Subsidiary of the Corporation; (e) any person holding shares of voting Stock organized, appointed or established by the Corporation or any Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement; or (f) any Grandfathered Person unless such Grandfathered Person becomes, after the closing of the initial public offering of shares of common stock of the Corporation, the beneficial owner of more than the Grandfathered Percentage of the Voting Stock then outstanding. Any Grandfathered Person who becomes, after the close of business on the date of the closing of the initial public offering of shares of common stock of the Corporation, the beneficial owner of less than 15% of the voting power of the then outstanding shares of Voting Stock shall cease to be a Grandfathered Person.
Notwithstanding the foregoing, no person shall become an “Interested Stockholder” as the result of an acquisition of Voting Stock by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to 15% (or, if applicable, the Grandfathered Percentage with respect to such person) or more of the voting power of the then outstanding shares of Voting Stock; provided, however, that if a person shall become the beneficial owner of 15% (or, if applicable, the Grandfathered Percentage with respect to such person) or more of the voting power of the then outstanding shares of Voting Stock by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner of any additional shares of Voting Stock of the Corporation (other than any shares of Voting Stock issued to such person as a result of a stock dividend, stock split, reclassification, recapitalization, or other similar transaction involving the issuance of shares of Voting Stock on a pro rata basis to all holders of voting Stock), then such person shall be deemed to be an “Interested Stockholder” if immediately thereafter the voting power of the shares of Voting Stock beneficially owned by such person equals or exceeds 15% (or in the case of a Grandfathered Person, the Grandfathered Percentage with respect to such person)) or more of the voting power of all of the shares of Voting Stock then outstanding.
3. A person shall be deemed the “beneficial owner” of, and shall be deemed to beneficially own, any Voting Stock:
3A. which such person or any of such person’s Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d¬3 of the Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”)); or
3B. which such person or any of its Affiliates or Associates, directly or indirectly, has or shares with respect to the Voting Stock (a) the right to acquire, or direct the acquisition of  (whether such right is exercisable immediately, or only after the passage of time or upon the satisfaction of any conditions, or both), such Voting Stock pursuant to any agreement, arrangement, understanding or otherwise (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the “beneficial owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (b) the right to vote, or to direct the voting of, such Voting Stock pursuant to any agreement, arrangement, understanding or otherwise (whether or not in writing) (provided that a person shall not be deemed to be the beneficial owner of any securities if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Rules and Regulations promulgated under the 1934 Act and is not also then reportable by such person on Schedule 13D under the 1934 Act (or any comparable or successor report)), or (c) the right to dispose of, or to direct the disposition of, such Voting Stock pursuant to any agreement, arrangement, understanding or otherwise (whether or not in writing) (other than customary arrangement with and between underwriters and selling group members with respect to a bona fide public offering of securities ); or

3C. which is beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate thereof) with which such person or any of such person’s Affiliates or Associates has any agreement, arrangement, understanding or otherwise (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy described in Subparagraph 3B above) or disposing of any shares of Voting Stock.
provided, however, that (1) no person engaged in business as an underwriter of securities shall be deemed the beneficial owner of any securities acquired through such person’s participation as an underwriter in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition and (2) no person who is a director or an officer of the Corporation shall be deemed, solely as a result of his or her participation as director or officer of the Corporation, the beneficial owner of any securities of the Corporation that are beneficially owned by any other director or officer of the Corporation.
3D. Notwithstanding anything in the definition of beneficial owner to the contrary, the phrase “then outstanding,” when used with reference to a person’s beneficial ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such person would be deemed to own beneficially hereunder.
3E. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 f the General Rules and Regulations under the 1934 Act (or any subsequent provisions replacing the 1934 Act or the rules and regulations promulgated thereunder); PROVIDED, HOWEVER, that no person who is a director or officer of the Corporation shall be deemed an Affiliate or Associate of any other director or officer of the Corporation solely as a result of his or her position as a director or officer of the Corporation.
3F. “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Part C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.
3G. “Continuing Director” means (i) any member of the Board of Directors of the Corporation who is not an Interested Stockholder of an Affiliate or Associate of an Interested Stockholder and was a member of the Board of Directors prior to the time that the interested Stockholder became an Interested Stockholder, and (ii) any person who subsequently becomes a member of the Corporation’s Board of Directors who is not an Associate or Affiliate of an Interested Stockholder and is recommended or approved by the affirmative vote of a majority of the Continuing Directors.
3H. “Fair Market Value” means:
(1) in the case of stock, the highest closing sale price during the 30-day period immediately prior to and including the date in question of a share of such stock on the principal United States securities exchange registered under the 1934 Act (or any subsequent provisions replacing such Act or rules or regulations promulgated thereunder) on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately prior to and including the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable value system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the affirmative vote of a majority of the Continuing Directors of the Board of Directors in good faith; and
(2) in the case of property other than cash or stock, the fair market value of such property on the date in question is determined by an affirmative vote of a majority of the Continuing Directors of the Board of Directors in good faith.

3I. “Group Acting in Concert” shall mean persons seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding or relationship, agreement or other arrangement, whether written, oral or otherwise, or any “group of persons” as defined under Section 13(d) of the 1934 Act (or any subsequent provisions replacing such Act or rules or regulations promulgated thereunder). When persons act together for any such purpose, their group is deemed to have acquired their stock.
3J. In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in this Article V shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.
3K. “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled, at the time, to vote generally in the election of Directors.
3L. “Grandfathered Percentage” shall mean, with respect to any Grandfathered Person, the percentage of the voting power of the then outstanding shares of Voting Stock that such Grandfathered Person beneficially owns as of the close business on the date of the closing of the initial public offering of shares of common stock of the Corporation in the fall of 1993 plus an additional two (2) percentage points; provided, however, that in the event the underwriters exercise their overallotment option in connection with this initial public offering of shares of common stock, the Grandfathered Percentage shall, from and after the closing of such overallotment option, mean, with respect to any Grandfathered Person, the percentage of the voting power of the then outstanding shares of Voting Stock that such Grandfathered Person beneficially owns as of the close of business on the date of the closing of the overallotment option plus an additional two (2) percentage points; and provided, further, that, in the event of any Grandfathered Person shall sell, transfer or otherwise dispose of any outstanding shares of Voting Stock after the close of business on the date of the closing of the initial public offering of the Corporation’s common stock in the fall of 1993, the Grandfathered Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Grandfathered Person, the lesser of  (i) the Grandfathered Percentage as in effect immediately prior to such sale, transfer, or disposition or (ii) the percentage of the voting power of the then outstanding shares of Voting Stock that such Grandfathered Person beneficially owns immediately following such sale, transfer or disposition plus an additional two (2) percentage points.
3M. “Grandfathered Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is, as of the close of business on the date of the closing of the initial public offering of shares of common stock of the Corporation in the fall of 1993, the beneficial owner of 15% or more of the voting power of the then outstanding Voting Stock at such time.
3N. The term “voting power” shall mean, with respect to each outstanding share of capital stock of the Corporation, the number of votes of which a holder of such share shall be entitled, at the time, to vote generally in the election of the Directors.
PART D. POWERS OF THE BOARD OF DIRECTORS.
A majority of the Directors of the Corporation, unless there is an Interested Stockholder, in which case a majority of the Continuing Directors then in office, shall have the power to determine for the purposes of this Article V, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Stockholder, (ii) the number or percentage of shares of Voting Stock or other equity securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of, or is affiliated or associated with, another person, (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination, has, an aggregate Fair Market Value of $5,000,000 or more, (v) whether the requirements of Part B of this Article V have been met with respect to any Business Combination, and (vi) any other matters of interpretation arising under this Article V. The good faith determination by the affirmative vote of a majority of the Directors, or, if there is an Interested Stockholder, by the affirmative vote of a majority of the Continuing Directors then in office, on such matters shall be conclusive and binding for all purposes of this Article V.

PART E. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS.
Nothing contained in this Article V shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.
ARTICLE VI.
STOCKHOLDER ACTION
Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders or by a consent in writing signed by the holders of shares of capital stock of the Corporation representing a majority of the total votes eligible to be cast by stockholders with respect to such action at a duly constituted meeting of stockholders called expressly for such purpose. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, (ii) the Chairman of the Board, if one is elected, (iii) the President or (iv) holders of shares of capital stock of the Corporation representing a majority of the total votes eligible to be cast by holders of shares of capital stock of the Corporation. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law. Advance notice of any matters which stockholders intend to propose for action at an annual meeting shall be given in the manner provided in the By-Laws.
ARTICLE VII.
DIRECTORS
1. GENERAL.   All power of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.
2. ELECTION OF DIRECTORS.   Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.
3. NUMBER, ELECTION AND TERMS.
3A. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, the number of Directors of the Corporation shall be fixed exclusively by resolution duly adopted from time to time by the affirmative vote of at least two-thirds of the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be classified, with respect to the time for which they severally hold office, into two classes, as nearly equal in number as possible as determined by the Board of Directors, with one class to be elected annually.
3B. At each annual meeting of the stockholders of the Corporation, Directors elected to succeed those whose terms are expiring at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election and until their respective successors are duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.
4. STOCKHOLDER NOMINATIONS OF DIRECTOR CANDIDATES.   Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class of series of preferred stock to elect Directors, advance notice of nominations for the election of Directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the By-Laws.
5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS.   Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of a newly created directorship resulting in an increase in the number of directors or any vacancy resulting from death, resignation, disqualification, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, if a quorum is present;

provided, however, that, if there is an Interested Stockholder at the time of such vote, the filling of such vacancy shall also require the affirmative vote of a majority of the Continuing Directors then in office. Notwithstanding anything contained herein to the contrary, any Director that voluntarily leaves office may vote on his or her replacement. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.
6. REMOVAL.   Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office only with cause and by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director at a duly constituted meeting of stockholders called expressly for such purpose. A Director may not be removed from office without cause. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice shall be sent to the Director whose removal will be considered at the meeting.
ARTICLE VIII.
LIMITATION OF LIABILITY
A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the Effective Time to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.
The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. The indemnification provided herein shall inure to the benefit of the heirs, executors and administrators of each person referred to in the immediately preceding sentence.
Any repeal or modification of this Article VIII (i) by the stockholders of the Corporation or (ii) by an amendment to the General Corporation Law of Delaware shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person that serves or formerly served as a director or officer of the Corporation or any predecessor of the Corporation or at any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation.
ARTICLE IX.
AMENDMENT OF BY-LAWS
The Board of Directors shall have the power to adopt, alter, amend and repeal the By-Laws of the Corporation. Any By-Laws of the Corporation adopted by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or the stockholders. Notwithstanding the foregoing or any other provisions of this Restated Certificate or the By-Laws of the Corporation to the contrary, such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the Directors then in office. Notwithstanding the foregoing or any other provisions of this Restated Certificate or the By-Laws of the Corporation to the contrary, any action by the stockholders to alter, amend or repeal the By-Laws of the Corporation shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders with respect to such alteration, amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose.
ARTICLE X.
AMENDMENT OF RESTATED CERTIFICATE
The Corporation reserves the right to repeal, alter or amend this Restated Certificate in the manner now or hereafter prescribed by statute and this Restated Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Restated Certificate shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the Directors then in office, and thereafter approved by the stockholders.
ARTICLE XI.
RESTRICTED INVESTORS; RESTRICTIONS ON ISSUANCE AND TRANSFER
In order to preserve the rights of Turning Point Brands, Inc. (“Turning Point”) or any Article XI Subsidiary (as hereinafter defined) to distribute certain products pursuant to the Distribution Agreements (as hereinafter defined), Restricted Investors (as hereinafter defined) shall not own (whether of record or beneficially) more than the Permitted Percentage of any class of capital stock of the Corporation at any time outstanding, and the provisions contained in this Article XI shall apply to the extent necessary to prevent the loss by Turning Point or any Article XI Subsidiary of such rights. The Board of Directors (or any duly constituted committee thereof) is specifically authorized to make all such reasonable determinations as shall be necessary to implement the provisions of this Article XI set forth below.
1. DEFINED TERMS.   For the purposes of this Article XI, the following terms shall have the following meanings:
1A. “Article XI Fair Market Value” shall mean the average Market Price of one share of the applicable class of capital stock of the Corporation for the 30 consecutive trading days next preceding the date of determination. The “Market Price” for a particular day shall mean (i) the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange, Inc. (“NYSE”) composite tape; and (ii) if the applicable class of capital stock of the Corporation is not then listed or admitted to unlisted trading privileges on the NYSE, as reported on the consolidated reporting system of the principal national securities exchange (then registered as such pursuant to Section 6 of the Securities Exchange Act of 1934, as amended) on which the applicable class of capital stock of the Corporation is then listed or admitted to unlisted trading privileges; and (iii) if the applicable class of capital stock of the Corporation is not then listed or admitted to unlisted trading privileges on the NYSE or any national securities exchange, as included for quotation through the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System; and (iv) if the applicable class of capital stock of the Corporation is not then listed or admitted to unlisted trading privileges on the NYSE or on any national securities exchange, and is not then included for quotation through the NASDAQ National Market System, (x) the average of the closing “bid” and “asked” prices on such day in the over-the-counter market as reported by NASDAQ or, (y) if  “bid” and “asked” prices for the applicable class of capital stock of the Corporation on such day shall not have been reported on NASDAQ, the average of the “bid” and “asked” prices for such day as furnished by any NYSE member firm regularly making a market in and for the applicable class of capital stock of the Corporation. If the applicable class of capital stock of the Corporation ceases to be publicly traded, the Article XI Fair Market Value thereof shall mean the fair value of one share of the applicable class of capital stock of the Corporation as determined in good faith by the Board of Directors, which determination shall be conclusive.

1B. “Article XI Subsidiary” shall mean any person 50% or more of whose Equity Interests are owned, directly or indirectly, by Turning Point.
1C. “Bollore” shall mean Bollore Technologies, S.A., a corporation organized under the laws of the Republic of France.
1D. “Bollore Competitor” shall mean any person that directly or indirectly manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets, filter tubes, injector machines or filter tips in the Territory, provided that for the purposes of this Article XI and for the avoidance of doubt, neither Turning Point Brands, Inc. nor any subsidiary thereof shall be a Bollore Competitor.
1E. “Distribution Agreements” shall mean the Amended and Restated Distribution and License Agreements dated as of November 30, 1992 between Bollore and North Atlantic Operating Corporation, Inc., a Delaware corporation and subsidiary of Turning Point, relating to (i) the United States and (ii) Canada, each as amended by a Restated Amendment dated June 25, 1997 and Amendments dated respectively October 22, 1997, October 7, 1999, October 20, 1999, June 19, 2002, February 28, 2005 and April 20, 2006, and the License and Distribution Agreement, dated March 19, 2013, between Bollore and North Atlantic Operating Corporation, Inc., in each case as so amended and as may hereafter be amended, modified or superseded, and any other related agreements between or among such parties.
1F. “Equity Interest” means the ownership of any class of equity security of a person (whether common or preferred and whether voting or non-voting), any security that is convertible into any class of equity security of a person (including, but not limited to any warrant, option, convertible note or contract right to acquire any equity security) or any partnership or other equity ownership interest in a person.
1G. “Permitted Percentage” shall mean 14.9%.
1H. “Redemption Securities” shall mean interest bearing promissory notes of the Corporation with a maturity of not more than 10 years from the date of issue and bearing interest and having such other payment terms designed to ensure, in the Corporation’s determination, that the discounted present value of such promissory notes at the date of issuance is substantially equivalent to the Redemption Price (as hereinafter defined) as if paid in cash.
1I. “Restricted Investor” means (i) any Bollore Competitor, (ii) any person that owns more than a 20% Equity Interest in any Bollore Competitor, or (iii) any person who serves as a director or officer of, or any person that has the right to appoint an officer or director of, any Bollore Competitor or of any person that owns more than a 20% Equity Interest in any Bollore Competitor.
1J. “Territory” means the United States, the District of Columbia, the territories, possessions and military bases of the United States and the Dominion of Canada.
2. RESTRICTIONS ON ISSUANCE AND TRANSFER.   Any purported issuance (including upon the exercise, conversion or exchange of any securities of the Corporation) or transfer of any shares of any class of capital stock of the Corporation that would result in the ownership by any Restricted Investor, in the aggregate, of a percentage of the outstanding shares of such class of capital stock in excess of the Permitted Percentage shall, to the fullest extent permitted by applicable law and for so long as such excess exists, be ineffective as against the Corporation, and neither the Corporation nor its transfer agent shall register such purported transfer or issuance on the stock transfer records of the Corporation, and neither the Corporation nor its transfer agent shall be required to recognize the purported transferee or owner as a stockholder of the Corporation for any purpose whatsoever, except to the extent necessary to effect a further transfer to a person who is not a Restricted Investor and for purposes of effecting any remedy available to the Corporation, in each case consistent with the policy and provisions of this Article XI.
3. NO VOTING RIGHTS; TEMPORARILY WITHHOLDING PAYMENTS OF DIVIDENDS AND OTHER DISTRIBUTIONS.   If on any date (including any record date) ownership by any Restricted Investor (including ownership resulting from the exercise, conversion or exchange of securities of the Corporation), in the aggregate, of the outstanding capital stock of any class of the Corporation exceeds the Permitted Percentage, the Corporation shall determine in the manner prescribed below, which shares owned by such Restricted Investor constitute such excess (the “Excess Shares”), and the Excess Shares shall (so long as such excess exists) not have any voting rights, and the Corporation may (so long as such excess exists) temporarily withhold the payment of dividends and the sharing in any other distribution (upon liquidation or otherwise) in respect of the Excess Shares; provided, however, that any such dividend or distribution shall be set aside for payment to the owners of the Excess Shares when such shares are no longer owned by a Restricted Investor. The determination of those shares that constitute Excess Shares shall be made solely by reference to the date or dates on which such shares were acquired by a Restricted Investor (which, in the event such shares were acquired upon the exercise, conversion or exchange of securities, shall be deemed to be the date of such exercise, conversion or exchange), starting with the most recent acquisition of shares of capital stock by a Restricted Investor and including, in reverse chronological order of acquisition, all other acquisitions of shares of capital stock by the Restricted Investor from and after the acquisition of those shares of capital stock by the Restricted Investor that first caused the Permitted Percentage to be exceeded, the determination by the Corporation as to those shares that constitute Excess Shares shall, be determined by reference to bona fide records maintained by the Corporation’s transfer agent and shall be conclusive and binding on the Restricted Investor in all respects.
4. REDEMPTION OF STOCK.   Excess Shares shall be subject to redemption by the Corporation (by action of the Board of Directors, in its discretion) to the extent necessary to reduce the aggregate number of shares of such capital stock owned by Restricted Investors to the Permitted Percentage. The terms and conditions of such redemption shall be as follows:
4A. the per share redemption price to be paid for the Excess Shares (the “Redemption Price”) shall be the sum of  (i) the Article XI Fair Market Value of such shares of capital stock plus (ii) an amount equal to the amount of any dividend or distribution declared in respect of such shares prior to the date on which such shares are called for redemption and which amount has been withheld by the Corporation pursuant to paragraph 3 of this Article XI;
4B. the Redemption Price shall be paid either in cash (by bank or cashier’s check) or by the issuance of Redemption Securities, as determined by the Board of Directors, in its discretion;
4C. the Excess Shares to be redeemed shall be selected in the same manner as provided in paragraph 3 of this Article XI and shall not exceed the number necessary to reduce the percentage of shares of capital stock owned by the Restricted Investor, in the aggregate, to the Permitted Percentage; provided that the Corporation may adjust upward to the nearest whole share the number of shares to be redeemed so as not to be required to redeem or issue fractional shares;
4D. written notice of the date of redemption (the “Redemption Date”) together with a letter of transmittal to accompany certificates evidencing shares of stock which are surrendered for redemption (if any) shall be given either by hand delivery or by overnight courier service first class mail, postage prepaid, to each holder of record of the selected shares to be redeemed, at such holder’s last known address as the same appears on the stock register of the Corporation (unless such notice is waived in writing by any such holders) (the “Redemption Notice”);
4E. the Redemption Date (for purposes of determining right, title and interest in and to shares of capital stock being selected for redemption) shall be the later of  (i) the date specified as the redemption date in the Redemption Notice given to holders (which date shall not be earlier than the date such notice is given) or (ii) the date on which the funds or Redemption Securities necessary to effect the redemption have been irrevocably deposited in trust for the benefit of such holders;
4F. each Redemption Notice shall specify (i) the Redemption Date (as determined pursuant to clause 4E of this paragraph 4 of this Article XI), (ii) the number of shares of capital stock to be redeemed from such holder (and the certificate number(s) evidencing such shares, if such shares are certificated), (iii) the Redemption Price and the manner of payment thereof, (iv) the place where certificates for such shares (if any) are to be surrendered for cancellation against the simultaneous payment of the Redemption Price, (v) any instructions as to the endorsement or assignment for transfer of such certificates (if any) and the completion of the accompanying letter of transmittal; and (vi) the fact that all right, title and interest in respect of the shares so selected for redemption (including, without limitation, voting and dividend rights) shall cease and terminate on the Redemption Date, except for the right to receive the Redemption Price;

4G. from and after the Redemption Date, all right, title and interest in respect of the shares selected for redemption (including, without limitation, voting and dividend rights) shall cease and terminate, such shares shall no longer be deemed to be outstanding (and may either be retired or held by the Corporation as treasury stock) and the owners of such shares shall thereafter be entitled only to receive the Redemption Price; and
4H. upon surrender of the certificates for any shares so redeemed in accordance with the requirements of the Redemption Notice (if any) and accompanying letter of transmittal (and otherwise in proper form for transfer as specified in the Redemption Notice), the owner of such shares shall be entitled to payment of the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate (or certificates) shall be issued representing the shares not redeemed without cost to the holder thereof.
5. CERTIFICATION REQUIREMENTS.   To the extent necessary to enable the Corporation to determine the percentage of the outstanding capital stock of any class owned by Restricted Investors, the Corporation may require that record or beneficial owners of shares of stock confirm whether or not they are Restricted Investors (by submitting such documentary and other evidence thereof as the Corporation may reasonably require or request) and may, in the discretion of the Board of Directors, temporarily withhold and deposit into escrow dividends payable to, any such record holder and owner until adequate confirmation is received. The Board of Directors is authorized to take all such other ministerial acts and to make such interpretations as it may deem necessary or advisable to effectuate the policy and provisions of this Article XI.
6. SEVERABILITY.   Each provision of this Article XI is intended to be severable from every other provision. If any one or more of the provisions contained in this Article XI is held by a court or similar body of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article XI shall not be affected, and this Article XI shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained therein.

Exhibit C
SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
STANDARD DIVERSIFIED OPPORTUNITIES INC.
ARTICLE I.
NAME
The name of the Corporation is Standard Diversified Opportunities Inc.
ARTICLE II.
REGISTERED OFFICE
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.
ARTICLE III.
PURPOSES
The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE IV.
CAPITAL STOCK
The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 830,000,000 shares, divided into classes as follows:
500,000,000 shares shall be shares of Preferred Stock, with a par value of  $.01 per share (the “Preferred Stock”);
300,000,000 shares shall be shares of Class A Common Stock, with a par value of  $.01 per share (the “Class A Common Stock”); and
30,000,000 shares shall be shares of Class B Common Stock, with a par value of  $.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”).
The following is a statement of the designations and the rights, powers and privileges, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.
PART A. PREFERRED STOCK1
1. DESIGNATION AND RIGHTS.   Subject to the provisions of this Article IV and any limitations prescribed by law, the Board of Directors of the Corporation (the “Board of Directors”) is hereby empowered: (a) by resolution or resolutions, to cause the Corporation to issue from time to time, in one or more series, up to 500,000,000 shares of Preferred Stock, and (b) by filing a certificate of designation pursuant to the applicable law of the state of Delaware (“Certificate of Designation”), to establish from

1Note to Draft: Certificate of Elimination for Series A Preferred to be filed prior to the Effective Time.

time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers), preferences, terms, conditions, privileges and other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof.
2. VOTE TO INCREASE OR DECREASE AUTHORIZED SHARES.   The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, and without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless any such vote is required pursuant to the terms of any Certificate of Designation.
PART B. COMMON STOCK
1. DESIGNATION AND AMOUNT.   The designation of this class of capital stock shall be “Class A Common Stock,” par value $.01 per share, and “Class B Common Stock,” par value $.01 per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law. Notwithstanding the foregoing, except as otherwise provided in Article IV, Part B, Section 5, the Corporation shall not issue additional shares of Class B Common Stock (or securities (including options, warrants, or other rights) convertible into, or exercisable or exchangeable for shares of Class B Common Stock) after the Dividend Date.
2. EQUAL STATUS.   Except as expressly set forth in this Restated Certificate or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.
3. VOTING RIGHTS.   Except as otherwise provided in this Restated Certificate or required by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the written consent of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the By-laws of the Corporation and (c) be entitled to vote upon such matters and in such manner as may be provided in this Restated Certificate or required by applicable law. Except as otherwise expressly provided in this Restated Certificate or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder.
4. DIVIDEND RIGHTS.   Dividends may be declared by the Board of Directors and paid on the Common Stock from funds legally available therefor as and when determined by the Board of Directors in its sole discretion, subject to the requirements of applicable law and the provisions of this Restated Certificate. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any such dividends; provided, however, that in the event a dividend is paid in the form of shares of Common Stock, or securities (including options, warrants, or other rights) convertible into, or exercisable or exchangeable for Common Stock, then such dividend shall be paid only in shares of Class A Common Stock (or securities (including options, warrants, or other rights) convertible into, or exercisable or exchangeable for shares of Class A Common Stock), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock (or securities (including options, warrants or other rights) convertible into, or exercisable or exchangeable for an identical number of shares of Class A Common Stock). Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution
2

is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
5. SUBDIVISIONS, COMBINATIONS OR RECLASSIFICATIONS.   Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class of Common Stock are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
6. LIQUIDATION, DISSOLUTION OR WINDING UP.   Subject to the preferential or other rights, if any, of the holders of any Preferred Stock, in the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets or funds of the Corporation available for distribution to its stockholders, irrespective of class, unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
7. MERGER OR CONSOLIDATION.   In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the consolidation or merger of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if  (i) the only difference in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share Class B Common Stock have ten times the voting power of any securities distributed to the holder of a share of Class A Common Stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
8. CONVERSION OF CLASS B COMMON STOCK.
8A. VOLUNTARY CONVERSION.   Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to voluntarily convert any shares of such Class B Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed (or in the case of lost, stolen, or destroyed certificate(s), shall notify the Corporation that the certificate(s) have been lost, stolen, or destroyed), at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office, that the stockholder elects to convert the same and shall state therein the name(s) (i) in which the certificate(s) representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued or (ii) in which such shares are to be registered in book entry if such shares are uncertificated. The Corporation shall, as soon as practicable thereafter, (x) issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A
3

Common Stock to which such holder shall be entitled, provided, however, that the Corporation shall not be obligated to issue certificate(s) evidencing the shares of Class A Common Stock issuable upon such voluntary conversion unless the certificate(s) evidencing such shares of Class B Common Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificate(s) have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such lost, stolen or destroyed certificate(s), or (y) if such shares are uncertificated, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the written notice of such holder’s election to convert required by this Section 8A, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such time. Each share of Class B Common Stock that is converted pursuant to this Part B, Section 8A of Article IV shall be retired by the Corporation and shall not be available for reissuance.
8B. AUTOMATIC CONVERSION.   From and after the Effective Time, (i) each share of Class B Common Stock shall automatically, without further action by the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined in Part C of this Article IV), other than a Permitted Transfer (as defined in Part C of this Article IV), of such share of Class B Common Stock (any such Transfer, a “Transfer Conversion Event”) and (ii) all (and not less than all) shares of Class B Common Stock shall automatically, without further action by any holder thereof, convert into an identical number of fully paid and nonassessable shares of Class A Common Stock at such date and time, or the occurrence of an event, specified by the affirmative vote or written consent of the holders of two-thirds of the then-outstanding shares Class B Common Stock, voting as a separate class (the occurrence of a Transfer Conversion Event or an event described in clause (ii) of this Part B, Section 8B, a “Conversion Event”). Each outstanding stock certificate that, immediately prior to a Conversion Event, represented one or more shares of Class B Common Stock subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of a Conversion Event, and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock or, in the case of lost, stolen, or destroyed certificate(s) (where the Corporation has been notified that that such certificate(s) have been lost, stolen, or destroyed), after execution of an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such lost, stolen or destroyed certificate(s), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book entry form. If the Corporation has reason to believe that a Transfer Conversion Event with respect to any shares of Class B Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the applicable holder furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a Transfer Conversion Event has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the corporation (in the manner provided in the request) to enable the Corporation to determine that no such Transfer Conversion Event has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation. If the Secretary of the Corporation or the Board of Directors, or a duly authorized committee thereof, determines that any shares of Class B Common Stock have been subject to an inadvertent Transfer that would constitute a Transfer Conversion Event, or any other event shall have occurred, or any state of facts arisen or come into existence, that would inadvertently cause a Transfer Conversion Event, and the holder thereof shall have cured or shall promptly cure such inadvertent Transfer or the event or state of facts that would inadvertently cause such Transfer
4

Conversion Event, then the Secretary of the Corporation or the Board of Directors, or a duly authorized committee thereof, may determine that such share or shares of Class B Common Stock shall not have been automatically converted into Class A Common Stock pursuant to Section 8B of this Article IV. Subject to the preceding sentence, each share of Class B Common Stock that is converted pursuant to this Part B, Section 8B of Article IV shall thereupon be retired by the Corporation and shall not be available for reissuance.
8C. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Restated Certificate, relating to the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith. In connection with any action of the stockholders taken at a meeting or by written consent, the Corporation shall presume that the stock ledger of the Corporation sets forth the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any such written consent and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder, provided that any such presumption shall be rebuttable by a Holder of shares of Common Stock that furnishes affidavits or other evidence sufficient to enable the Corporation to make a contrary determination in accordance with this Restated Certificate. Notwithstanding anything herein to the contrary, any determination by the Secretary of the Corporation relating to the conversion of any share of Class B Common Stock into a share of Class A Common Stock shall be conclusive and binding.
9. RESERVATION OF STOCK.   The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock, and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.
10. PROTECTIVE PROVISION.   The Corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive Parts B or C of this Article IV (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Restated Certificate or the By-laws of the Corporation.
11. ADDITIONAL PROTECTIVE PROVISION.   For a period of eighteen (18) months from the Effective Time, any merger, consolidation, share exchange or similar transaction as a result of which Standard General L.P. and its affiliates, individually or in the aggregate, would own ninety-five percent (95%) or more of the issued and outstanding shares of Common Stock of the Corporation shall require the approval of the holders of a majority of the shares of the Class A Common Stock held by stockholders of the Corporation other than Standard General L.P. and its affiliates. For a period of eighteen (18) months from the Effective Time, the approval of the holders of a majority of the shares of the Class A Common Stock held by the stockholders of the Corporation other than Standard General L.P. and its affiliates shall be required to amend, alter or eliminate this Section 11 of Article IV, Part B.
PART C. DEFINITIONS.
For purposes of this Restated Certificate:
1. “1934 Act” shall mean the Securities Exchange Act of 1934.
2. “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the 1934 Act (or any subsequent provisions replacing the 1934 Act or the rules and regulations promulgated thereunder).
3. “Dividend” shall mean the “Dividend” as such term is defined in the Contribution and Exchange Agreement, dated as of November 25, 2016, by and among the Corporation, Standard General Master Fund L.P., P. Standard General Ltd. And Standard General Focus Fund L.P.
5

4. “Dividend Date” shall mean the date of distribution of the Dividend.
5. “Financial Intermediary” shall mean (i) a clearing agency, clearing corporation or depository or (ii) a person, including a broker, voting trustee, bank, trust company or other nominee, that in the ordinary course of its business maintains securities accounts for other persons and is acting in that capacity.
6. “Holder” shall mean, with respect to a share of capital stock of the Corporation, the registered holder of such share on the stock ledger of the Corporation; provided that if such registered holder (or any account holder of a Financial Intermediary with respect to such share) is a Financial Intermediary, the “Holder” of such share shall be deemed to be the person that is both (i) the account holder at a Financial Intermediary with respect to such share and (ii) not a Financial Intermediary.
7. “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.
8. “Permitted Transfer” shall mean, and be restricted to, any Transfer of any shares of Class B Common Stock by a Qualified Stockholder to one or more Permitted Transferees of such Qualified Stockholder.
9. “Permitted Transferee” shall mean, and be restricted to:
(a) with respect to any Holder that is a corporation, partnership, limited liability company or other entity (a “Corporate Person”), any Affiliate of such Corporate Person.
(b) with respect to any Holder that is a natural person, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of such natural person (such natural person’s “Family Members”), (ii) any transferee under a domestic relations order in settlement of marital property rights, (iii) any trust or Corporate Person that is and remains wholly-owned and controlled, directly or indirectly, by such natural person or such natural person’s Family Members and that is and remains solely for the benefit of such natural person or such natural person’s Family Members and (iv) (A) the guardian or conservator of such natural person if such natural person has been adjudged disabled, incapacitated, incompetent or otherwise unable to manage his or her own affairs, (B) the executor, administrator or personal representative of the estate of such natural person if such natural person is deceased, (C) the trustee or receiver of the estate of such natural person if such natural person is bankrupt or insolvent or (D) any “Permitted Transferee” of such natural person if such natural person is disabled, incapacitated, incompetent, deceased, bankrupt or insolvent; and
(c) with respect to any Holder that is a trust, (i) the beneficiaries of such trust and (ii) the Family Members of the beneficiaries of such trust.
10. A “person” shall mean an any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
11. “Qualified Stockholder” shall mean (a) any Holder of a share of Class B Common Stock as of the Dividend Date and (b) any person that becomes the Holder of any share of Class B Common Stock as a result of a Permitted Transfer.
12. “Transfer” of a share of capital stock of the Corporation by the Holder thereof shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share as a result of which such person is no longer the Holder of such share; provided that the pledge of a share of capital stock of the Corporation by the Holder thereof that creates a mere security interest in such share pursuant to a bona fide loan or indebtedness transaction shall not constitute a “Transfer” by the Holder of such share for so long as such Holder continues to exercise the power to vote or direct the voting of such share by proxy, voting agreement or otherwise; provided, however, that a foreclosure of such share or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time.
6

ARTICLE V.
STOCKHOLDER ACTION
Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders or by a consent in writing signed by the holders of shares of capital stock of the Corporation representing a majority of the total votes eligible to be cast by stockholders with respect to such action at a duly constituted meeting of stockholders called expressly for such purpose. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, (ii) the Chairman of the Board, if one is elected, (iii) the President or (iv) holders of shares of capital stock of the Corporation representing a majority of the total votes eligible to be cast by holders of shares of capital stock of the Corporation. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law. Advance notice of any matters which stockholders intend to propose for action at an annual meeting shall be given in the manner provided in the By-Laws.
ARTICLE VI.
DIRECTORS
1. GENERAL.   All power of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.
2. ELECTION OF DIRECTORS.   Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.
3. NUMBER, ELECTION AND TERMS.
3A. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, the number of Directors of the Corporation shall be fixed exclusively by resolution duly adopted from time to time by the affirmative vote of a majority of the Board of Directors.
3B. At each annual meeting of the stockholders of the Corporation, Directors elected to succeed those whose terms are expiring at that meeting shall be elected to hold office for a term expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified.
4. STOCKHOLDER NOMINATIONS OF DIRECTOR CANDIDATES.   Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class of series of preferred stock to elect Directors, advance notice of nominations for the election of Directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the By-Laws.
5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS.   Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of a newly created directorship resulting from an increase in the number of directors or any vacancy resulting from death, resignation, disqualification, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, if a quorum is present. Notwithstanding anything contained herein to the contrary, any Director that voluntarily leaves office may vote on his or her replacement. Any Director appointed in accordance with the preceding sentence shall hold office until such Director’s successor shall have been duly elected and qualified. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.
6. REMOVAL.   Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of preferred stock to elect Directors, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office with or without cause by the affirmative vote of a majority of the total votes which would be eligible to be cast by stockholders in the election of such Director at a duly constituted meeting of stockholders called expressly for such purpose.
7

ARTICLE VII.
LIMITATION OF LIABILITY
A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the Effective Time to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.
The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. The indemnification provided herein shall inure to the benefit of the heirs, executors and administrators of each person referred to in the immediately preceding sentence.
Any repeal or modification of this Article VII (i) by the stockholders of the Corporation or (ii) by an amendment to the General Corporation Law of Delaware shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person that serves or formerly served as a director or officer of the Corporation or any predecessor of the Corporation or at any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation.
ARTICLE VIII.
AMENDMENT OF BY-LAWS
The Board of Directors shall have the power to adopt, alter, amend and repeal the By-Laws of the Corporation. Any By-Laws of the Corporation adopted by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or the stockholders. Notwithstanding the foregoing or any other provisions of this Restated Certificate or the By-Laws of the Corporation to the contrary, such action by the Board of Directors shall require the affirmative vote of a majority of the Directors then in office. Notwithstanding the foregoing or any other provisions of this Restated Certificate or the By-Laws of the Corporation to the contrary, any action by the stockholders to alter, amend or repeal the By-Laws of the Corporation shall require the affirmative vote of a majority of the total votes eligible to be cast by stockholders with respect to such alteration, amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose.
ARTICLE IX.
AMENDMENT OF RESTATED CERTIFICATE
The Corporation reserves the right to repeal, alter or amend this Restated Certificate in the manner now or hereafter prescribed by statute and this Restated Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Restated Certificate shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the Directors then in office, and thereafter approved by the stockholders.
8

ARTICLE X.
RESTRICTED INVESTORS; RESTRICTIONS ON ISSUANCE AND TRANSFER
In order to preserve the rights of Turning Point Brands, Inc. (“Turning Point”) or any Article X Subsidiary (as hereinafter defined) to distribute certain products pursuant to the Distribution Agreements (as hereinafter defined), Restricted Investors (as hereinafter defined) shall not own (whether of record or beneficially) more than the Permitted Percentage of any class of capital stock of the Corporation at any time outstanding, and the provisions contained in this Article X shall apply to the extent necessary to prevent the loss by Turning Point or any Article X Subsidiary of such rights. The Board of Directors (or any duly constituted committee thereof) is specifically authorized to make all such reasonable determinations as shall be necessary to implement the provisions of this Article X set forth below.
1. DEFINED TERMS.   For the purposes of this Article X, the following terms shall have the following meanings:
1A. “Article X Fair Market Value” shall mean the average Market Price of one share of the applicable class of capital stock of the Corporation for the 30 consecutive trading days next preceding the date of determination. The “Market Price” for a particular day shall mean (i) the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange, Inc. (“NYSE”) composite tape; and (ii) if the applicable class of capital stock of the Corporation is not then listed or admitted to unlisted trading privileges on the NYSE, as reported on the consolidated reporting system of the principal national securities exchange (then registered as such pursuant to Section 6 of the Securities Exchange Act of 1934, as amended) on which the applicable class of capital stock of the Corporation is then listed or admitted to unlisted trading privileges; and (iii) if the applicable class of capital stock of the Corporation is not then listed or admitted to unlisted trading privileges on the NYSE or any national securities exchange, as included for quotation through the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System; and (iv) if the applicable class of capital stock of the Corporation is not then listed or admitted to unlisted trading privileges on the NYSE or on any national securities exchange, and is not then included for quotation through the NASDAQ National Market System, (x) the average of the closing “bid” and “asked” prices on such day in the over-the-counter market as reported by NASDAQ or, (y) if  “bid” and “asked” prices for the applicable class of capital stock of the Corporation on such day shall not have been reported on NASDAQ, the average of the “bid” and “asked” prices for such day as furnished by any NYSE member firm regularly making a market in and for the applicable class of capital stock of the Corporation. If the applicable class of capital stock of the Corporation ceases to be publicly traded, the Article X Fair Market Value thereof shall mean the fair value of one share of the applicable class of capital stock of the Corporation as determined in good faith by the Board of Directors, which determination shall be conclusive.
1B. “Article X Subsidiary” shall mean any person 50% or more of whose Equity Interests are owned, directly or indirectly, by Turning Point.
1C. “Bollore” shall mean Bollore Technologies, S.A., a corporation organized under the laws of the Republic of France.
1D. “Bollore Competitor” shall mean any person that directly or indirectly manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets, filter tubes, injector machines or filter tips in the Territory, provided that for the purposes of this Article X and for the avoidance of doubt, neither Turning Point Brands, Inc. nor any subsidiary thereof shall be a Bollore Competitor.
1E. “Distribution Agreements” shall mean the Amended and Restated Distribution and License Agreements dated as of November 30, 1992 between Bollore and North Atlantic Operating Corporation, Inc., a Delaware corporation and subsidiary of Turning Point, relating to (i) the United States and (ii) Canada, each as amended by a Restated Amendment dated June 25, 1997 and Amendments dated respectively October 22, 1997, October 7, 1999, October 20, 1999, June 19, 2002, February 28, 2005 and April 20, 2006, and the License and Distribution Agreement, dated March 19, 2013, between Bollore and North Atlantic Operating Corporation, Inc., in each case as so amended and as may hereafter be amended, modified or superseded, and any other related agreements between or among such parties.
9

1F. “Equity Interest” means the ownership of any class of equity security of a person (whether common or preferred and whether voting or non-voting), any security that is convertible into any class of equity security of a person (including, but not limited to any warrant, option, convertible note or contract right to acquire any equity security) or any partnership or other equity ownership interest in a person.
1G. “Permitted Percentage” shall mean 14.9%.
1H. “Redemption Securities” shall mean interest bearing promissory notes of the Corporation with a maturity of not more than 10 years from the date of issue and bearing interest and having such other payment terms designed to ensure, in the Corporation’s determination, that the discounted present value of such promissory notes at the date of issuance is substantially equivalent to the Redemption Price (as hereinafter defined) as if paid in cash.
1I. “Restricted Investor” means (i) any Bollore Competitor, (ii) any person that owns more than a 20% Equity Interest in any Bollore Competitor, or (iii) any person who serves as a director or officer of, or any person that has the right to appoint an officer or director of, any Bollore Competitor or of any person that owns more than a 20% Equity Interest in any Bollore Competitor.
1J. “Territory” means the United States, the District of Columbia, the territories, possessions and military bases of the United States and the Dominion of Canada.
2. RESTRICTIONS ON ISSUANCE AND TRANSFER.   Any purported issuance (including upon the exercise, conversion or exchange of any securities of the Corporation) or transfer of any shares of any class of capital stock of the Corporation that would result in the ownership by any Restricted Investor, in the aggregate, of a percentage of the outstanding shares of such class of capital stock in excess of the Permitted Percentage shall, to the fullest extent permitted by applicable law and for so long as such excess exists, be ineffective as against the Corporation, and neither the Corporation nor its transfer agent shall register such purported transfer or issuance on the stock transfer records of the Corporation, and neither the Corporation nor its transfer agent shall be required to recognize the purported transferee or owner as a stockholder of the Corporation for any purpose whatsoever, except to the extent necessary to effect a further transfer to a person who is not a Restricted Investor and for purposes of effecting any remedy available to the Corporation, in each case consistent with the policy and provisions of this Article X.
3. NO VOTING RIGHTS; TEMPORARILY WITHHOLDING PAYMENTS OF DIVIDENDS AND OTHER DISTRIBUTIONS.   If on any date (including any record date) ownership by any Restricted Investor (including ownership resulting from the exercise, conversion or exchange of securities of the Corporation), in the aggregate, of the outstanding capital stock of any class of the Corporation exceeds the Permitted Percentage, the Corporation shall determine in the manner prescribed below, which shares owned by such Restricted Investor constitute such excess (the “Excess Shares”), and the Excess Shares shall (so long as such excess exists) not have any voting rights, and the Corporation may (so long as such excess exists) temporarily withhold the payment of dividends and the sharing in any other distribution (upon liquidation or otherwise) in respect of the Excess Shares; provided, however, that any such dividend or distribution shall be set aside for payment to the owners of the Excess Shares when such shares are no longer owned by a Restricted Investor. The determination of those shares that constitute Excess Shares shall be made solely by reference to the date or dates on which such shares were acquired by a Restricted Investor (which, in the event such shares were acquired upon the exercise, conversion or exchange of securities, shall be deemed to be the date of such exercise, conversion or exchange), starting with the most recent acquisition of shares of capital stock by a Restricted Investor and including, in reverse chronological order of acquisition, all other acquisitions of shares of capital stock by the Restricted Investor from and after the acquisition of those shares of capital stock by the Restricted Investor that first caused the Permitted Percentage to be exceeded, the determination by the Corporation as to those shares that constitute Excess Shares shall, be determined by reference to bona fide records maintained by the Corporation’s transfer agent and shall be conclusive and binding on the Restricted Investor in all respects.
10

4. REDEMPTION OF STOCK.   Excess Shares shall be subject to redemption by the Corporation (by action of the Board of Directors, in its discretion) to the extent necessary to reduce the aggregate number of shares of such capital stock owned by Restricted Investors to the Permitted Percentage. The terms and conditions of such redemption shall be as follows:
4A. the per share redemption price to be paid for the Excess Shares (the “Redemption Price”) shall be the sum of  (i) the Article X Fair Market Value of such shares of capital stock plus (ii) an amount equal to the amount of any dividend or distribution declared in respect of such shares prior to the date on which such shares are called for redemption and which amount has been withheld by the Corporation pursuant to paragraph 3 of this Article X;
4B. the Redemption Price shall be paid either in cash (by bank or cashier’s check) or by the issuance of Redemption Securities, as determined by the Board of Directors, in its discretion;
4C. the Excess Shares to be redeemed shall be selected in the same manner as provided in paragraph 3 of this Article X and shall not exceed the number necessary to reduce the percentage of shares of capital stock owned by the Restricted Investor, in the aggregate, to the Permitted Percentage; provided that the Corporation may adjust upward to the nearest whole share the number of shares to be redeemed so as not to be required to redeem or issue fractional shares;
4D. written notice of the date of redemption (the “Redemption Date”) together with a letter of transmittal to accompany certificates evidencing shares of stock which are surrendered for redemption (if any) shall be given either by hand delivery or by overnight courier service first class mail, postage prepaid, to each holder of record of the selected shares to be redeemed, at such holder’s last known address as the same appears on the stock register of the Corporation (unless such notice is waived in writing by any such holders) (the “Redemption Notice”);
4E. the Redemption Date (for purposes of determining right, title and interest in and to shares of capital stock being selected for redemption) shall be the later of  (i) the date specified as the redemption date in the Redemption Notice given to holders (which date shall not be earlier than the date such notice is given) or (ii) the date on which the funds or Redemption Securities necessary to effect the redemption have been irrevocably deposited in trust for the benefit of such holders;
4F. each Redemption Notice shall specify (i) the Redemption Date (as determined pursuant to clause 4E of this paragraph 4 of this Article X), (ii) the number of shares of capital stock to be redeemed from such holder (and the certificate number(s) evidencing such shares, if such shares are certificated), (iii) the Redemption Price and the manner of payment thereof, (iv) the place where certificates for such shares (if any) are to be surrendered for cancellation against the simultaneous payment of the Redemption Price, (v) any instructions as to the endorsement or assignment for transfer of such certificates (if any) and the completion of the accompanying letter of transmittal; and (vi) the fact that all right, title and interest in respect of the shares so selected for redemption (including, without limitation, voting and dividend rights) shall cease and terminate on the Redemption Date, except for the right to receive the Redemption Price;
4G. from and after the Redemption Date, all right, title and interest in respect of the shares selected for redemption (including, without limitation, voting and dividend rights) shall cease and terminate, such shares shall no longer be deemed to be outstanding (and may either be retired or held by the Corporation as treasury stock) and the owners of such shares shall thereafter be entitled only to receive the Redemption Price; and
4H. upon surrender of the certificates for any shares so redeemed in accordance with the requirements of the Redemption Notice (if any) and accompanying letter of transmittal (and otherwise in proper form for transfer as specified in the Redemption Notice), the owner of such shares shall be entitled to payment of the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate (or certificates) shall be issued representing the shares not redeemed without cost to the holder thereof.
11

5. CERTIFICATION REQUIREMENTS.    To the extent necessary to enable the Corporation to determine the percentage of the outstanding capital stock of any class owned by Restricted Investors, the Corporation may require that record or beneficial owners of shares of stock confirm whether or not they are Restricted Investors (by submitting such documentary and other evidence thereof as the Corporation may reasonably require or request) and may, in the discretion of the Board of Directors, temporarily withhold and deposit into escrow dividends payable to, any such record holder and owner until adequate confirmation is received. The Board of Directors is authorized to take all such other ministerial acts and to make such interpretations as it may deem necessary or advisable to effectuate the policy and provisions of this Article X.
6. SEVERABILITY.   Each provision of this Article X is intended to be severable from every other provision. If any one or more of the provisions contained in this Article X is held by a court or similar body of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article X shall not be affected, and this Article X shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained therein.
12